Exhibit 99

The securities reported as beneficially owned by Mr. Katzman include:

(a)            1 share held of record by Gazit-Globe, Ltd. (“Gazit-Globe”), which is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Mr. Katzman is the Chairman of Gazit-Globe.

(b)            5,386,857 shares held of record by Ficus, Inc. (“Ficus”), which is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act.  Ficus is a wholly-owned subsidiary of First Capital Realty, Inc. (“First Capital”) and is indirectly controlled by Gazit-Globe.  Mr. Katzman is the President of Ficus and Chairman of the Board of First Capital and Gazit-Globe.

(c)            8,693,213 shares held of record (including the 46,500 shares reported herein) by Silver Maple (2001), Inc., which is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act.  Silver Maple is also a wholly-owned subsidiary of First Capital and is indirectly controlled by Gazit-Globe.  Mr. Katzman is the President of Silver Maple and Chairman of the Board of First Capital and Gazit-Globe.

(d)            6,418,645 shares held of record by MGN (USA) Inc. (“MGN USA”) which is a member of a “group” with Mr. Katzman for purposes if Section 13(d) of the Exchange Act.  MGN USA is also a wholly-owned subsidiary of Gazit-Globe.  Mr. Katzman is the Chairman of the Board of Gazit-Globe.

(e)            14,613,149 shares held of record by MGN America, LLC (“MGN America”) which is a member of a “group” with Mr. Katzman for purposes if Section 13(d) of the Exchange Act.  MGN America is also a wholly-owned subsidiary of MGN USA, a wholly-owned subsidiary of Gazit-Globe.  Mr. Katzman is the Chairman of the Board of Gazit-Globe.

(f)            6,450,989 shares held of record by Gazit 1995, Inc. (“Gazit 1995”) which is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act.  Gazit 1995 is wholly-owned subsidiary of MGN USA, a wholly-owned subsidiary of Gazit-Globe.  Mr. Katzman is the Chairman of the Board of Gazit-Globe.

(g)            140,337 shares held of record (including the 10,000 shares reported herein) by Mr. Katzman’s wife directly and as custodian for their daughters.

(h)            648,885 other shares held directly and indirectly by Mr. Katzman.